UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 16, 2012

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-3381	23-0962915
(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave.

Philadelphia, PA 19132

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(215) 430-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 16, 2012, The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), issued a press release announcing the end of the “go-shop” period set forth in the previously announced Agreement and Plan of Merger, entered into on January 29, 2012, by and among the Company, Auto Acquisition Company, LLC, a Delaware limited liability company (“Parent”), and Auto Mergersub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent. The Company did not receive any alternative acquisition proposals from third parties during the “go-shop” period.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This filing contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the affirmative vote of at least a majority of the votes cast by the holders of the Company’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the Company’s ability to control or predict. The Company can give no assurance that the conditions to the merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company is not responsible for updating the information contained in this filing beyond the published date, or for changes made to this filing by wire services or Internet service providers.

Additional Information and Where to Find It

The Company filed a preliminary proxy statement on Schedule 14A with the SEC on March 7, 2012. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. The Company and Parent also intend to file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by directing a request to the Company, Attention: Investor Relations, Mike Melia, or by calling (215) 430-9459.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed acquisition. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 11, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011. Additional information regarding the interests of the Company and its directors and executive officers in the proposed acquisition, which may be different than those of the Company’s shareholders generally, is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press release issued on March 16, 2012 by The Pep Boys – Manny, Moe & Jack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys – Manny, Moe & Jack

Date:	March 16, 2012	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
Senior Vice President - General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued on March 16, 2012 by The Pep Boys – Manny, Moe & Jack.